EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces Second Quarter 2016 Financial Results

MIDVALE, Utah, Aug. 18, 2016 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the “Company”) (Nasdaq:SPWH) today announced financial results for the thirteen weeks and twenty-six weeks ended July 30, 2016.

For the thirteen weeks ended July 30, 2016:

  Net sales increased by 13.7% to $189.8 million from $166.9 million in the second quarter of fiscal year 2015. Same store sales increased by 2.9% over the same period.

  Income from operations was $16.7 million, as compared to $16.8 million in the second quarter of fiscal year 2015, a decrease of 0.7%. Adjusted income from operations, which excludes the reversal of an accrual related to a litigation in the second quarter of 2015 (see “GAAP and Non-GAAP Measures”), was $16.7 million as compared to $12.8 million in the second quarter of fiscal year 2015, an increase of 30.4%.

  The Company opened three new stores in the second quarter of fiscal 2016 and ended the quarter with 70 stores in 20 states, a unit increase of 15% from the end of the second quarter of fiscal 2015.

  Interest expense decreased to $3.1 million from $3.4 million in the second quarter of fiscal year 2015.

  Net income was $8.3 million compared to $8.2 million in the second quarter of fiscal year 2015, an increase of 1.3%. Adjusted net income, which excludes the reversal of an accrual related to a litigation matter in the second quarter of 2015, net of taxes (see “GAAP and Non-GAAP Measures”), was $8.3 million compared to $5.7 million for the second quarter of fiscal year 2015, an increase of 44.7%.

  Diluted earnings per share was $0.20 compared to $0.19 in the second quarter of fiscal year 2015, an increase of 5.3%. Adjusted diluted earnings per share (see "GAAP and Non-GAAP Measures"), was $0.20 compared to $0.14 in the second quarter of fiscal year 2015, an increase of 42.9%.

  Adjusted EBITDA was $22.3 million compared to $17.3 million in the second quarter of fiscal year 2015 (see "GAAP and Non-GAAP Measures"), an increase of 28.5%.

John Schaefer, President and Chief Executive Officer, stated: "We are pleased with our second quarter results which came in above our guidance on both the top and bottom line. Our strong performance is a testament to the differentiating attributes of our business model, including our value proposition that resonates with our customers, driving the appeal of Sportsman’s Warehouse. Our everyday low pricing, best-in-class customer service and our flexible store layout give us the ability to profitably operate in both smaller and larger markets and continue to grow market share. These characteristics coupled with the disciplined execution of our growth strategies continue to drive our operational and financial performance.”

Mr. Schaefer continued, “We are encouraged by the progress we continue to make on each of our strategic growth priorities and as we look towards the back half of the year and beyond, we remain focused on building on this progress and delivering on our near and longer term goals.”

For the twenty-six weeks ended July 30, 2016:

  Net sales increased by 11.5% to $341.4 million from $306.1 million in the first half of fiscal 2015. Same store sales increased 0.5% in the first half of fiscal year 2016 compared to the first half of fiscal year 2015.

  Income from operations increased to $19.0 million from $18.0 million in the first half of fiscal 2015, an increase of 5.5%. Adjusted income from operations, which excludes expenses related to the Company's secondary offering in April 2016 as well as the reversal of an accrual related to a litigation in the second quarter of 2015 (see “GAAP and Non-GAAP Measures”), was $19.2 million as compared to $14.0 million in the first half of fiscal 2015, an increase of 36.6%.

  The Company opened six new stores in the first half of fiscal 2016.

  Interest expense decreased to $6.7 million from $6.9 million in the first half of fiscal 2015.

  Net income was $8.6 million compared to $6.8 million in the first half of fiscal 2015, an increase of 26.0%. Adjusted net income, which excludes expenses related to the Company's secondary offering in April 2016 and the reversal of an accrual related to a litigation in the second quarter of 2015, net of taxes, as well as prior-year tax credits (see “GAAP and Non-GAAP Measures”), was $8.2 million during the first half of fiscal 2016 compared to adjusted net income of $4.4 million in the corresponding period of fiscal 2015, an increase of 86.2%.

  Diluted earnings per share were $0.20 compared to diluted earnings per share of $0.16 in the first half of fiscal 2015, an increase of 25.0%. Adjusted diluted earnings per share (see “GAAP and Non-GAAP Measures”), were $0.19 compared to adjusted diluted earnings per share of $0.10 in the first half of fiscal 2015, an increase of 90.0%.

  Adjusted EBITDA was $29.7 million compared to $22.7 million in the first half of fiscal 2015, an increase of 30.7%.

Balance sheet highlights as of July 30, 2016:

  Total debt: $201.1 million compared to $198.6 million at the end of the first quarter of 2016. The $201.1 million of total debt as of July 30, 2016 consists of $66.1 million outstanding under the Company’s revolving credit facility and $135.0 million outstanding under the term loan, net of unamortized discount and debt issuance costs.

  Total liquidity (cash plus $44.9 million of availability on revolving credit facility): $47.5 million

Third Quarter and Fiscal Year 2016 Outlook:

For the third quarter of fiscal year 2016, net sales are expected to be in the range of $212.0 million to $217.0 million based on same store sales change in the range of 2.0% to 4.0% compared to the corresponding period of fiscal year 2015. Net income is expected to be in the range of $9.8 million to $11.1 million, with diluted earnings per share of $0.23 to $0.26 on approximately 42.6 million estimated weighted average common shares outstanding. Adjusted net income is expected to be in the range of $9.8 million to $11.1 million, with adjusted diluted earnings per share of $0.23 to $0.26 on approximately 42.6 million estimated weighted average common shares outstanding.

For fiscal 2016, net sales are expected to be in the range of $780.0 million to $790.0 million based on opening 11 new stores for the full year and same store sales change in the range of 0.0% to 2.0% compared to fiscal year 2015. Net income is expected to be in the range of $30.1 million to $32.6 million, with diluted earnings per share of $0.71 to $0.77. Adjusted net income is expected to be in the range of $29.6 million to $32.1 million, with adjusted diluted earnings per share of $0.70 to $0.76 (see “GAAP and Non-GAAP Measures”) on approximately 42.5 million estimated weighted average common shares outstanding.

Conference Call Information:

A conference call to discuss second quarter 2016 financial results is scheduled for today, August 18, 2016, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted income from operations, adjusted net income, diluted weighted average shares outstanding, adjusted diluted earnings per share and adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, our outlook for the second quarter and full fiscal year 2016. Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations, risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 30, 2016 which was filed with the SEC on March 24, 2016 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended				For the Twenty Six-Weeks Ended

	July 30, 2016	% of net sales	August 1, 2015	% of net sales	July 30, 2016	% of net sales	August 1, 2015	% of net sales

Net sales	$189,804	100.0%	$166,935	100.0%	$341,419	100.0%	$306,093	100.0%
Cost of goods sold	123,619	65.1%	108,933	65.3%	226,762	66.4%	204,940	67.0%
Gross profit	66,185	34.9%	58,002	34.7%	114,657	33.6%	101,153	33.0%

Operating expenses:
Selling, general and administrative expenses	49,514	26.1%	41,216	24.6%	95,630	28.0%	83,119	27.1%
Income from operations	16,671	8.8%	16,786	10.1%	19,027	5.6%	18,034	5.9%
Interest expense	(3,141)	(1.7%)	(3,448)	(2.1%)	(6,729)	(2.0%)	(6,908)	(2.3%)
Income before income tax expense	13,530	7.1%	13,338	8.0%	12,298	3.6%	11,126	3.6%
Income tax expense	(5,226)	(2.8%)	(5,138)	(3.1%)	(3,683)	(1.1%)	(4,286)	(1.4%)
Net income	$8,304	4.3%	$8,200	4.9%	$8,615	2.5%	$6,840	2.2%

Earnings per share
Basic	$0.20		$0.20		$0.20		$0.16
Diluted	$0.20		$0.19		$0.20		$0.16

Weighted average shares outstanding
Basic	42,217		42,004		42,125		41,927
Diluted	42,490		42,336		42,406		42,242

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	July 30, 2016	January 30, 2016
Current assets:
Cash and cash equivalents	$2,578	$2,109
Accounts receivable, net	309	469
Merchandise inventories	265,718	217,794
Prepaid expenses and other	6,845	9,337
Deferred income taxes	-	3,001
Total current assets	275,450	232,710
Property and equipment, net	82,396	62,432
Deferred income taxes	4,976	2,263
Definite lived intangible assets, net	3,021	3,923
	$365,843	$301,328
	.	.
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$70,525	$46,698
Accrued expenses	48,889	42,480
Income taxes payable	2,167	1,779
Revolving line of credit	66,071	25,263
Current portion of long-term debt, net of discount and debt issuance costs	983	8,683
Current portion of deferred rent	2,858	3,018
Total current liabilities	191,493	127,921

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	134,028	146,333
Deferred rent credit, net of current portion	33,178	29,133
Total long-term liabilities	167,206	175,466
Total liabilities	358,699	303,387

Stockholders’ equity (deficit):
Common stock	422	420
Additional paid-in capital	78,343	77,757
Accumulated deficit	(71,621)	(80,236)
Total stockholders’ equity (deficit)	7,144	(2,059)
	$365,843	$301,328

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	July 30, 2015	August 1, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,615	$6,840
Adjustments to reconcile net income to net
cash used in operating activities:
Depreciation and amortization	5,565	4,629
Amortization of discount on debt and deferred financing fees	549	362
Amortization of Intangible	902	902
Change in deferred rent	3,885	705
Deferred taxes	288	1,954
Excess tax benefits from stock-based compensation arrangements	(449)	(283)
Stock based compensation	1,558	1,077
Change in assets and liabilities:
Accounts receivable, net	160	6
Merchandise inventory	(47,924)	(49,537)
Prepaid expenses and other	2,412	3,334
Accounts payable	23,827	31,712
Accrued expenses	174	(4,245)
Income taxes	837	1,810
Net cash provided by (used in) operating activities	399	(734)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(23,395)	(19,414)
Net cash used in investing activities	(23,395)	(19,414)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on LOC	40,808	6,460
Increase in book overdraft	4,101	14,073
Issuance of common stock per employee stock purchase plan	258	-
Excess tax benefits from stock-based compensation	-	283
Payment of withholdings on restricted stock units	(1,228)	(1,036)
Principal payments on long-term debt	(20,474)	(800)
Net cash provided by financing activities	23,465	18,980

Net change in cash and cash equivalents	469	(1,168)
Cash and cash equivalents at beginning of year	2,109	1,751
Cash and cash equivalents at end of period	$2,578	$583

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended		For the Twenty Six-Weeks Ended

	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Income from operations	$16,671	$16,786	$19,027	$18,034
Secondary offering expenses (1)	-	-	143	-
Litigation accrual reversal (2)	-	(4,000)	-	(4,000)
Adjusted income from operations	$16,671	$12,786	$19,170	$14,034

Reconciliation of GAAP net income and GAAP diluted weighted average shares outstanding to adjusted net income and adjusted weighted average shares outstanding:

Numerator:
Net income	$8,304	$8,200	$8,615	$6,840
Secondary offering expenses (1)	-	-	143	-
Prior year tax credits (3)	-	-	(602)	-
Litigation accrual reversal (2)	-	(4,000)	-	(4,000)
Less tax benefit related to litigation accrual reversal	-	1,540	-	1,540
Adjusted net income	$8,304	$5,740	$8,156	$4,380

Denominator:
Diluted weighted average shares outstanding	42,490	42,336	42,406	42,242

Reconciliation of earnings per share:
Dilutive earnings per share	$0.20	$0.19	$0.20	$0.16
Impact of adjustments to numerator and denominator	-	(0.05)	(0.01)	(0.06)
Adjusted earnings per share	$0.20	$0.14	$0.19	$0.10

Reconciliation of net income to adjusted EBITDA:
Net income	$8,304	$8,200	$8,615	$6,840
Interest expense	3,141	3,448	6,729	6,908
Income tax expense	5,226	5,138	3,683	4,286
Depreciation and amortization	3,334	2,909	6,466	5,531
Stock-based compensation expense (4)	933	480	1,558	1,077
Pre-opening expenses (5)	1,335	1,164	2,524	2,091
Secondary offering expenses (1)	-	-	143	-
Litigation accrual reversal (2)	-	(4,000)	-	(4,000)
Adjusted EBITDA	$22,273	$17,339	$29,718	$22,733

(1) Expenses paid by us in connection with a secondary offering of our common stock by affiliates of Seidler Equity Partners III, L.P.
(2) Based on the court’s most recent judgment in our favor regarding the Lacey Marketplace litigation, we determined that the likelihood of loss in this case is not probable, and, as such, we reversed the previous accrual of $4.0 million in our results for the 13 weeks and 26 weeks ended August 1, 2015.
(3) Tax credits recognized in the current year that were not previously taken in prior years.
(4) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan and Employee Stock Purchase Plan.
(5) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of third quarter and 2016 full year guidance:

	Estimated Q3 '16		Estimated FY '16

	Low	High	Low	High

Numerator:
Net income	$9,800	$11,100	$30,100	$32,600
Secondary offering expenses (1)	-	-	143	143
Prior year tax credits (2)	-	-	(602)	(602)
Adjusted net income	$9,800	$11,100	$29,641	$32,141

Denominator:
Diluted weighted average shares outstanding	42,600	42,600	42,500	42,500

Reconciliation of earnings per share:
Diluted earnings per share	$0.23	$0.26	$0.71	$0.77
Impact of adjustments to numerator and denominator	-	-	(0.01)	(0.01)
Adjusted diluted earnings per share	$0.23	$0.26	$0.70	$0.76

(1) Expenses paid by us in connection with a secondary offering of our common stock by affiliates of Seidler Equity Partners III, L.P.

(2) Tax credits recognized in the current year that were not previously taken in prior years.

Investor Contact:
ICR, Inc.
Farah Soi/Rachel Schacter
(203) 682-8200
investors@sportsmanswarehouse.com